UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

ICT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 2.02. Results of Operations and Financial Condition.

On April 28, 2005, ICT Group, Inc. (the “Company”) issued a press release announcing certain financial results for the first quarter ended March 31, 2005. A copy of the press release is furnished herewith as Exhibit 99 and incorporated herein by reference.

The press release includes a reconciliation of net income to adjusted net income to eliminate the effects of charges related to the recently settled class action litigation for the three month periods ended March 31, 2005 and 2004. The press release also includes forecasted net income per share for the second quarter of 2005 and the full-year 2005, in each case exclusive of any expenses or potential insurance recoveries related to the recently settled class action litigation. Management of the Company believes that the adjustment of net income and net income per share to eliminate the effect of any expenses related to this class action litigation is useful to investors because it enables them to better assess the performance of the Company’s core operations, exclusive of the impact of litigation that is not reflective of the Company’s day-to-day operations. In addition, management focuses on such adjusted measures for planning purposes.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is being furnished with this report

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

Exhibit Number	Exhibit Title
99	Press Release, dated April 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/s/ John J. Brennan
John J. Brennan
President and Chief Executive Officer

Dated: April 28, 2005

2

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99	Press Release, dated April 28, 2005.